SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    --------


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): AUGUST 24, 2005


                           TOMMY HILFIGER CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


BRITISH VIRGIN ISLANDS             1-11226                    98-0372112
----------------------             -------                    ----------
(State or other               (Commission File                (IRS Employer
jurisdiction of                  Number)                  Identification Number)
incorporation)

9/F, NOVEL INDUSTRIAL BUILDING, 850-870 LAI CHI KOK ROAD, CHEUNG SHA WAN,
                               KOWLOON, HONG KONG
                    (Address of principal executive offices)

                                  852-2216-0668
            ---------------------------------------------------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On August 24, 2005, Tommy Hilfiger U.S.A., Inc. ("TH USA"), a wholly owned subsidiary of Tommy Hilfiger Corporation, entered into a Sale-Purchase Agreement (the "Sale Agreement") by and between TH USA, as seller, and 25 West 39th Street Realty, LLC, an unaffiliated third party, as purchaser (the "Purchaser"), relating to the sale by TH USA of its building at 25 West 39th Street, New York, New York (the "Property").

     Under the terms of the Sale Agreement, the sale price will be approximately $53 million and is expected to result in a pre-tax gain to the Company of approximately $20 million. Subject to satisfaction of customary closing conditions, the transaction is expected to close near the end of November 2005.

     The sale is the next step in the Company's consolidation of its New York City operations into a single headquarters location in the historic Starrett-Lehigh Building at 601 West 26th Street in New York City. After the closing, TH USA will have the right to continue to occupy the entire Property for a period up to and including June 30, 2006, for no rent, provided that TH USA pays the operating expenses of the building, including real estate taxes.

     If the Purchaser sells the Property within three hundred sixty-five days after the closing date to an entity that is not affiliated with the Purchaser or its primary investors, then at that time the Purchaser must pay to TH USA a sum equal to the product of (i) twenty percent and (ii) the positive difference between (A) the net sales price actually received by the Purchaser in connection with that sale and (B) the purchase price paid to TH USA pursuant to the Sale Agreement.

     As TH USA has a continuing right to occupy the building and has the right to participate in a resale of the property, the gain on the sale will be deferred until the earlier of vacating the premises or the expiration or triggering of the resale clause.

     A copy of the Sale Agreement is attached as Exhibit 10.1 to this report and is incorporated herein by reference.



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ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

     10.1. Sale-Purchase Agreement, dated as of August 24, 2005, by and between Tommy Hilfiger U.S.A., Inc., as Seller, and 25 West 39th Street Realty, LLC, as Purchaser




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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                      TOMMY HILFIGER CORPORATION


                                      By:  /s/ Joseph Scirocco
                                         ---------------------------------------
                                           Name:   Joseph Scirocco
                                           Title:  Chief Financial Officer,
                                                   Executive Vice President and
                                                   Treasurer

Date:  October 25, 2005







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                                  EXHIBIT INDEX

EXHIBIT NO.           DESCRIPTION

10.1 Sale-Purchase Agreement, dated as of August 24, 2005, by and between Tommy Hilfiger U.S.A., Inc., as Seller, and 25 West 39th Street Realty, LLC, as Purchaser